UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 14, 2015

FTI CONSULTING, INC.

(Exact Name of Registrant as Specified in Charter)

Maryland	001-14875	52-1261113
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1101 K Street NW, Washington, D.C. 20005

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (202) 312-9100

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01.	Other Events.

On August 14, 2015, FTI Consulting, Inc. (“FTI Consulting”) issued a press release announcing that it has commenced a cash tender offer (the “Tender Offer”) for any and all of its outstanding $400.0 million aggregate principal amount of 6 3⁄4% Senior Notes Due 2020 (the “2020 Notes”). In connection with the Tender Offer, FTI Consulting entered into a dealer manager agreement, dated August 14, 2015, with J.P. Morgan Securities LLC, as the dealer manager, which, among other things, includes customary representations and warranties and other terms and conditions customary in agreements of this type, including customary indemnification and contribution obligations and the payment of customary fees.

FTI Consulting, intends, though is not obligated, to redeem on October 1, 2015, the balance of outstanding 2020 Notes, if any, that remain outstanding after the consummation of the Tender Offer, at 103.375% of the principal amount of the 2020 Notes plus accrued and unpaid interest, if any, from the most recent interest payment date, to, but not including, the date of redemption. The foregoing, does not constitute a notice of redemption.

A copy of the press release announcing the launch of the Tender Offer for the 2020 Notes is filed herewith as Exhibit 99.1 and is incorporated herein by reference.

FTI Consulting intends to finance the Tender Offer and redemption of the 2020 Notes with a combination of approximately $277 million of borrowings under FTI Consulting’s senior secured revolving credit facility and approximately $150 million of cash on hand. FTI Consulting currently estimates it will incur a charge for the loss on extinguishment of debt of up to approximately $20 million, before taxes, in the third quarter ending September 30, 2015. The exact amount of the charge will vary based on the amount of 2020 Notes tendered in the Tender Offer.

This Current Report on Form 8-K includes “forward-looking statements,” which involve uncertainties and risks. Forward-looking statements include statements concerning FTI Consulting’s plans, objectives, goals, strategies, future events, future revenues, future results and performance, expectations, plans or intentions relating to acquisitions and other matters, business trends and other information that is not historical, including statements regarding estimates of FTI Consulting’s future financial results. When used in this press release, words such as “expects,” “anticipates,” “plans,” “intends,” “believes,” “forecasts” and variations of such words or similar expressions are intended to identify forward-looking statements. All forward-looking statements, including, without limitation, FTI Consulting’s ability to borrow funds under its revolving credit facility to the extent necessary to finance the Tender Offer and the redemption and its current intent to redeem any 2020 Notes that remain outstanding following the consummation of the Tender Offer, are based upon FIT Consulting’s expectations at the time it makes them and various assumptions. FTI Consulting’s beliefs are expressed in good faith, and FTI Consulting believes there is a reasonable basis for them. However, there can be no assurance that management’s expectations and beliefs will be achieved, and FTI Consulting’s actual results may differ materially from its expectations and beliefs. FTI Consulting is under no duty to update any of the forward-looking statements to conform such statements to actual results or events and does not intend to do so.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
99.1	Press Release of FTI Consulting, Inc. dated August 14, 2015, Announcing Launch of Tender Offer for 2020 Notes

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, FTI Consulting, Inc. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FTI CONSULTING, INC.

August 14, 2015	By:	/S/ CURTIS LU
	Name:	Curtis Lu
	Title:	General Counsel

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release of FTI Consulting, Inc. dated August 14, 2015, Announcing Launch of Tender Offer for 2020 Notes

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